Supplemental Agreement for the Cooperation Agreement Between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Yinxin Small Loan Co., Ltd. in Fangzi District of Weifang City

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (hereinafter referred to as Party A)

Party B: Yinxin Small Loan Co., Ltd. in Fangzi District of Weifang City (hereinafter referred to as Party B)

Unless otherwise noted, all terms used in the Agreement shall have the same definition in the Cooperation Agreement Between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Yinxin Small Loan Co., Ltd. in Fangzi District of Weifang City (hereinafter referred to as the “Original Agreement”), which was signed on October 30, 2015.

WHEREAS:

For other and conditions unmentioned in the “Original Agreement” signed on October 30, 2015 by Party A and Party B, the following supplemental agreement shall be concluded according to the principle of equality and mutual benefit and the principle of achieving agreement through consultation.

Supplementary content:

1. Both parties shall go forward together on the cooperation of credit loans business by taking the specific cooperation mode as the assignment of debt. Party A shall assess and investigate the debt assignment project of credit financing and shall control its risk.

2. As seek to ensure the interest of both parties and carry out their normal business, both parties hereby agree through negotiation that Party B shall open an account to the public at Branch of Bank as account owner with the accounting number . At first, RMB ten thousand yuan shall be deposited into the account as basic security deposit, and 10%-20% of business financing amount provided by Party B shall be deposited into the account as business deposit. The account shall be managed by both parties.

3. During the period of cooperation, it is strictly not allowed that Party B separately mortgages, pledges and guarantees the funds in the account to any third party, and both parties shall not have the right to extract and transfer the funds in the managed account, unless both parties operate it together.

Validation of the Agreement:

After the Agreement takes effect, it shall become an inalienable part of the “Original Agreement” with the equal legal effect.

Except as explicitly set forth in these terms and conditions of the Agreement, the remaining sections of the “Original Agreement” shall continue in full force and effect.

Party A (official seal): Party B (official seal):

Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (seal) Seal of Liu Bodang

Yinxin Small Loan Co., Ltd. in Fangzi District of Weifang City (seal) Seal of Shan Hengmin

Legal representative              Legal representative

(or authorized representative): (or authorized representative):

February 23, 2016                  February 23, 2016